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Exhibit 99.1

CREDIT SUISSE FIRST BOSTON (USA), INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition
As of September 30, 2002
(In millions)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$1,501	$(1,162	)(c)	$4,264
		2,480	(a)
		900	(e)
		545	(g)
Cash and securities segregated for regulatory purposes or deposited with clearing organizations	6,524	(2,271	)(c)	4,253
Collateralized short-term financings:
Securities purchased under agreements to resell	54,567	(413	)(c)	55,699
		1,545	(h)
Securities borrowed	67,947	(2,538	)(c)	67,590
		2,181	(h)
Receivables:
Customers	3,820	(3,575	)(c)	247
		2	(h)
Brokers, dealers and other	10,199	(2,831	)(c)	7,372
		1,929	(h)
		(480	)(a)
		(545	)(g)
		(900	)(e)
Financial instruments owned:
U.S. government and agencies	29,123	(45	)(c)	29,078
Corporate debt	13,761	(137	)(c)	13,624
Mortgage whole loans	9,624			9,624
Equities	9,382	(4	)(c)	9,378
Commercial paper	995			995
Private equity and other long-term investments	808			808
Derivatives contracts	3,452			3,452
Other	1,771			1,771
Net deferred tax asset	1,665			1,665
Office facilities at cost, net of accumulated depreciation and amortization	714	(223	)(c)	491
Goodwill and other intangible assets	333			333
Loans receivable from parent and affiliates	16,521	(1	)(c)	16,547
		27	(h)
Other assets and deferred amounts	1,818	(66	)(c)	1,752

Total Assets	$234,525	$(5,582)		$228,943

See accompanying notes.

CREDIT SUISSE FIRST BOSTON (USA), INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition
As of September 30, 2002
(In millions, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
LIABILITIES AND STOCKHOLDERS' EQUITY
Commercial paper and short-term borrowings	$10,366	$(223	)(c)	$10,143
Collateralized short-term financings:
Securities sold under agreements to repurchase	111,450	(406	)(c)	112,589
		1,545	(h)
Securities loaned	22,085	2,181	(h)	24,266
Payables:
Customers	9,577	(6,874	)(c)	2,703
Brokers, dealers and other	10,268	(3,276	)(c)	7,232
		240	(h)
Financial instruments sold not yet purchased:
U.S. government and agencies	25,273	(47	)(c)	25,226
Corporate debt	3,067	(21	)(c)	3,046
Equities	2,438	(2	)(c)	2,436
Derivatives contracts	2,690			2,690
Other	396			396
Obligation to return securities received as collateral	561			561
Accounts payable and accrued expenses	3,581	(1,311	)(c)	4,061
		1,238	(h)
		553	(b)
Other liabilities	1,222	(24	)(c)	1,198
Long-term borrowings	23,521	(482	)(c)	23,519
		480	(h)

Total liabilities	226,495	(6,429)		220,066

Stockholders' Equity:
Preferred stock, 50,000,000 shares authorized:
Series B Preferred Stock, at $50.00 per share liquidation preference (88,500 shares issued and outstanding)	4			4
Common Stock ($0.10 par value; 50,000 shares authorized; 1,100 shares issued and outstanding)	—			—
Paid-in capital	6,525			6,525
Retained earnings	1,562	847	(b)	2,409
Accumulated other comprehensive loss	(61)			(61)

Total stockholders' equity	8,030	847		8,877

Total Liabilities and Stockholders' Equity	$234,525	$(5,582)		$228,943

See accompanying notes.

CREDIT SUISSE FIRST BOSTON (USA), INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2002
(In millions)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Principal transactions-net	$(73)	$(46	)(d)	$(119)
Investment banking and advisory	2,271	(267	)(d)	2,004
Commissions	1,140	(217	)(d)	931
		8	(h)
Interest and dividends, net of interest expense	1,545	(88	)(d)	1,526
		69	(f)
Other	537	(25	)(d)	512

Total net revenues	5,420	(566)		4,854

Expenses:
Employee compensation and benefits	2,825	(291	)(d)	2,534
Occupancy and equipment rental	443	(105	)(d)	338
Brokerage, clearing and exchange fees	221	(31	)(d)	198
		8	(h)
Communications	180	(38	)(d)	142
Professional fees	161	(24	)(d)	137
Merger-related costs	260			260
Other operating expenses	298	(54	)(d)	244

Total expenses	4,388	(535)		3,853

Income (loss) from continuing operations before provision (benefit) for income taxes, extraordinary items and cumulative effect of a change in accounting principle	1,032	(31)		1,001
Income tax provision (benefit)	361	(35	)(d)	350
		24	(f)

Income (loss) from continuing operations before extraordinary items and cumulative effect of a change in accounting principle	$671	$(20)		$651

See accompanying notes.

CREDIT SUISSE FIRST BOSTON (USA), INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Fiscal Year Ended December 31, 2001
(In millions)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Principal transactions-net	$1,255	$(81	)(d)	$1,174
Investment banking and advisory	3,367	(392	)(d)	2,975
Commissions	1,479	(325	)(d)	1,164
		10	(h)
Interest and dividends, net of interest expense	1,224	(211	)(d)	1,175
		162	(f)
Other	223	(18	)(d)	205

Total net revenues	7,548	(855)		6,693

Expenses:
Employee compensation and benefits	4,746	(433	)(d)	4,313
Occupancy and equipment rental	700	(167	)(d)	533
Brokerage, clearing and exchange fees	325	(43	)(d)	292
		10	(h)
Communications	315	(57	)(d)	258
Professional fees	410	(64	)(d)	346
Merger-related costs	476			476
Other operating expenses	791	(123	)(d)	668

Total expenses	7,763	(877)		6,886

Income (loss) from continuing operations before provision (benefit) for income taxes, extraordinary items and cumulative effect of a change in accounting principle	(215)	22		(193)
Income tax provision (benefit)	(70)	(49	)(d)	(62)
		57	(f)

Income (loss) from continuing operations before extraordinary items and cumulative effect of a change in accounting principle	$(145)	$14		$(131)

See accompanying notes.

CREDIT SUISSE FIRST BOSTON (USA), INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition
and Unaudited Pro Forma Condensed Consolidated Statements of Operations

        Credit Suisse First Boston, the business unit of which Credit Suisse First Boston (USA), Inc. and subsidiaries (the "Company") is a part, has entered into a definitive agreement (the "Agreement") to sell the Pershing unit, a global leader in financial services outsourcing solutions and investment-related products ("Pershing"), to The Bank of New York Company, Inc. for $2 billion in cash, the repayment of a $480 million subordinated loan and a contingent payment of up to $50 million based on future performance. The transaction is expected to close in the first half of the year, subject to regulatory approvals and other conditions.

        The unaudited pro forma condensed consolidated statement of financial condition of the Company as of September 30, 2002 presents the consolidated financial condition of the Company as though the disposition of Pershing had occurred on September 30, 2002. The unaudited pro forma condensed consolidated statement of operations of the Company for the nine months ended September 30, 2002 presents the results of operations of the Company as though the disposition of Pershing had occurred on January 1, 2002. The unaudited pro forma condensed consolidated statement of operations of the Company for the fiscal year ended December 31, 2001 presents the results of operations of the Company as though the disposition of Pershing had occurred on January 1, 2001. The following unaudited pro forma adjustments are based on available information and on assumptions which management believes are reasonable. The unaudited pro forma financial information is presented for illustrative purposes only and does not purport to represent what the Company's financial condition and results of operations actually would have been had the disposition of Pershing been completed on the dates indicated or to project the Company's financial position or results of operations for any future date or period. The unaudited pro forma financial information does not give effect to any events or adjustments other than those described in the notes.

  a)
  Reflects the receipt of $2 billion in cash, together with the repayment of a $480 million subordinated loan from The Bank of New York Company, Inc. pursuant to the Agreement but not the contingent payment of up to $50 million based on future performance.

  b)
  Reflects the estimated gain on the sale of Pershing of $1,400 million, less estimated selling expenses of $51 million and estimated income tax expense of $502 million.

  c)
  Reflects the disposition of the assets and liabilities of Pershing.

  d)
  Eliminates the results of operations of Pershing for the period. The related estimated income tax expense was calculated using the statutory rate of 35%.

  e)
  Reflects payment of $900 million by Pershing to the Company to settle an intercompany balance through the termination of a $900 million securities borrowing transaction between Pershing and the Company, assuming such balance was calculated as of September 30, 2002.

  f)
  Reflects the estimated reduction in the Company's interest expense and the related income tax effect at the statutory rate of 35% for the period resulting from the utilization of available cash proceeds of $2,480 million, $900 million, and $545 million during the period as discussed in notes (a), (e) and (g), respectively.

  g)
  Reflects payment of $545 million by The Bank of New York Company, Inc. pursuant to the Agreement, representing the amount by which assets exceed liabilities and the agreed $600 million of stockholders' equity. This amount can fluctuate depending on the level of business activity.

  h)
  Intercompany balances between the Company and Pershing were eliminated in the preparation of the historical consolidated financial statements. These intercompany balances were established as third party balances in the unaudited pro forma condensed consolidated statement of financial condition and the unaudited pro forma condensed consolidated statements of operations. The Pershing balances were then identified and disposed of as discussed in the notes. As a result, the unaudited pro forma balances may be different than the historical consolidated balances.

        No pro forma adjustments have been made to the unaudited pro forma condensed consolidated financial statements to reflect securities clearing, execution and related service arrangements that will be entered into in connection with the disposition. These arrangements are on terms that are substantially similar to the current arrangements between the Company and Pershing and would therefore not have a material impact on the unaudited pro forma condensed consolidated statement of operations of the Company for the nine months ended September 30, 2002 or the unaudited pro forma condensed consolidated statement of operations of the Company for the fiscal year ended December 31, 2001.

        The deferred tax impact of our pro forma adjustments was not material and therefore no pro forma adjustments were made to the unaudited pro forma condensed consolidated statement of financial condition.

        The unaudited pro forma condensed consolidated statements of operations do not include the estimated pre-tax gain of $1,400 million, estimated selling expenses of $51 million and estimated income taxes of $502 million from the disposition as the disposition is a material nonrecurring event. The gain is expected to be reflected in the consolidated statement of operations of the Company for the fiscal year ended December 31, 2003.

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CREDIT SUISSE FIRST BOSTON (USA), INC. AND SUBSIDIARIES Unaudited Pro Forma Condensed Consolidated Statement of Operations Nine Months Ended September 30, 2002 (In millions)
CREDIT SUISSE FIRST BOSTON (USA), INC. AND SUBSIDIARIES Unaudited Pro Forma Condensed Consolidated Statement of Operations Fiscal Year Ended December 31, 2001 (In millions)
CREDIT SUISSE FIRST BOSTON (USA), INC. AND SUBSIDIARIES Notes to Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition and Unaudited Pro Forma Condensed Consolidated Statements of Operations